EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-140240 of our report dated April 11, 2005, relating to the statements of operations and changes in owners’ capital of The Frontier Fund for the year ended December 31, 2004 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “EXPERTS” in such Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

October 9, 2007